Exhibit (P)(B)

THRIVENT FINANCIAL SECURITIES LENDING TRUST

Power of Attorney of Trustees and Officers

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned trustees and/or officers of THRIVENT MUTUAL FUNDS, a Massachusetts business trust, does hereby make, constitute and appoint Teresa J. Rasmussen, David S. Royal, James M. Odland, and Marlene J. Nogle and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such trustee and/or officer of such Company to a Registration Statement or Registration Statements, on Form N-1A or other applicable form, and all amendments, including pre-effective amendments, post-effective amendments, and any other form or application for exemptive relief to be filed by such Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of shares of such Company, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 8th day of November, 2006.

/s/ F. Gregory Campbell	/s/ Connie M. Levi
F. Gregory Campbell	Connie M. Levi
Trustee	Trustee

/s/ Herbert F. Eggerding, Jr.	/s/ Douglas D. Sims
Herbert F. Eggerding, Jr.	Douglas D. Sims
Trustee	Trustee

/s/ Noel K. Estenson	/s/ Edward W. Smeds
Noel K. Estenson	Edward W. Smeds
Trustee	Trustee

/s/ Richard L. Gady	/s/ Pamela J. Moret
Richard L. Gady	Pamela J. Moret
Trustee	Trustee and President

/s/ Richard A. Hauser	/s/ Gerard V. Vaillancourt
Richard A. Hauser	Gerard V. Vaillancourt
Trustee	Treasurer